THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (C) IF REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

No. 1	$250,000.00

TRINITY3 CORPORATION

10% Convertible Debenture due 2005

TRINITY3 CORPORATION, a Delaware corporation (together with its successors, the "Company"), for value received hereby promises to pay to Bumper Fund, L.P. (the "Holder") or its registered assigns, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00) or, if less, the principal amount of this Convertible Debenture then outstanding, on the Maturity Date to the Holder in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on (each an "Interest Payment Date") (i) the Maturity Date, (ii) each Conversion Date, as hereafter defined, and (iii) the date the principal amount of the Convertible Debenture shall be declared to be or shall automatically become due and payable, on the principal sum hereof outstanding in like coin or currency, at the rates per annum set forth below. The Maturity Date shall be March 1, 2005; however, notwithstanding the foregoing, if before March 1, 2005 the Company closes one or more rounds of equity or debt financing in conjunction with the acquisition of an ongoing business, then the Company shall provide notice to Holder at least five (5) days before the closing of the acquisition, and Holder shall have the option, during the five (5) day period following receipt of notice from the Company and upon delivery of notice to the Company, to declare the Maturity Date to be any date prior to March 1, 2005, as long as the Company has at leave five (5) days advance notice.

The interest rate shall be ten percent (10%) per annum (the "Interest Rate") or, if less, the maximum rate permitted by applicable law. Interest on this Convertible Debenture will be calculated on the basis of a 360-day year of twelve (12) months. All payments of principal and interest hereunder shall be made for the benefit of the Holder. Except as otherwise provided in this Convertible Debenture, the interest payable on each Interest Payment Date shall be added to the outstanding principal amount of this Convertible Debenture on such date and thereafter be considered part of the outstanding principal amount. The Company may elect to pay the interest payable on any Interest Payment Date in cash, provided it gives the registered holder written notice of such election at least five (5) Business Days prior to the applicable Interest Payment Date and pays the same by such date. On each Conversion Date, interest shall be paid in shares of Common Stock on the portion of the principal balance of the Convertible Debenture then being converted. The number of shares of Common Stock issued as interest shall be determined by dividing the dollar amount of interest due on the applicable Interest Payment Date by the Conversion Price then in effect.

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This Convertible Debenture (this "Convertible Debenture") is a duly authorized issuance of $250,000.00 original aggregate principal amount of Convertible Debentures of the Company referred to in that certain Securities Purchase Agreement dated as of the date hereof between the Company and the Purchasers named therein (the "Agreement"). This Convertible Debenture is transferable and assignable to one or more Persons, in accordance with the limitations set forth in the Agreement.

The Company shall keep a register (the "Register") in which shall be entered the names and addresses of the registered holder of this Convertible Debenture and particulars of this Convertible Debenture held by such holder and of all transfers of this Convertible Debenture. References to the Holder or "Holders" shall mean the Person listed in the Register as the registered holder of such Convertible Debentures. The ownership of this Convertible Debenture shall be proven by the Register.

1.   Certain Terms Defined. All terms defined in the Agreement and not otherwise defined herein shall have for purposes hereof the meanings provided for in the Agreement.

2.   Payment of Principal. The Company shall repay the remaining unpaid balance on this Convertible Debenture on the Maturity Date. The Company may, at its option, at any time and from time to time, prepay all or any part of the principal balance of this Convertible Debenture, without penalty or premium, provided that concurrently with each such prepayment the Company shall pay accrued interest on the principal so prepaid to the date of such prepayment.

3.   Conversion of Convertible Debenture.

3.1   Conversion Rights; Conversion Date; Conversion Price. The Holder shall have the right, at its option, at any time from and after the date of the Agreement, to convert the principal amount of this Convertible Debenture, or any portion of such principal amount, into that number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) determined pursuant to this Section 3.1. The number of shares of Common Stock to be issued upon each conversion of this Convertible Debenture shall be determined by dividing the Conversion Amount (as defined below) by the Conversion Price in effect on the date (the "Conversion Date") a Notice of Conversion is delivered to the Company by the Holder by facsimile or other reasonable means of communication dispatched prior to 5:00 p.m., California Time. The term "Conversion Amount" means, with respect to any conversion of this Convertible Debenture, the sum of (1) the principal amount of this Convertible Debenture to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Convertible Debenture to the Conversion Date; the term "Conversion Price" means Two Dollars ($2.00).

Notwithstanding the foregoing, if an Event of Default (as defined in Section 4) occurs and remains uncured for a period of at least sixty (60) days after notice of the default is delivered by Holder to the Company, then the Holder has the option, but not the obligation, to convert the outstanding principal and accrued interest under this Convertible Debenture into common stock of the Company at a conversion price of $0.01 per share.

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3.2       Method of Conversion.

(a)   Notwithstanding anything to the contrary set forth herein, upon conversion of this Convertible Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Convertible Debenture to the Company unless the entire unpaid principal amount of this Convertible Debenture is so converted. Rather, records showing the principal amount converted (or otherwise repaid) and the date of such conversion or repayment shall be maintained on a ledger substantially in the form of Annex I attached hereto (a copy of which shall be delivered to the Company with each Notice of Conversion). It is specifically contemplated that the Company hereof shall act as the calculation agent for conversions and repayments. In the event of any dispute or discrepancies, such records maintained by the Company shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Convertible Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following a conversion of a portion of this Convertible Debenture, the principal amount represented by this Convertible Debenture will be the amount indicated on Annex I attached hereto (which may be less than the amount stated on the face hereof).

(b)   The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of this Convertible Debenture in a name other than that of the Holder (or in street name), and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(c)  Upon receipt by the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Convertible Debenture shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Article 3, all rights with respect to the portion of this Convertible Debenture being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Company’s obligation to issue and deliver the certificates for shares of Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action by the Holder to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. The date of receipt (including receipt via telecopy) of such Notice of Conversion shall be the Conversion Date so long as it is received before 5:00 p.m., California Time, on such date.

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4.   DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

(a)   The non-payment, when due, of any principal or interest pursuant to this Convertible Debenture;

(b)   The material breach of any representation or warranty in this Convertible Debenture. In the event the Holder becomes aware of a breach of this Section 4(b), the Holder shall notify the Company in writing of such breach and the Company shall have five business days after notice to cure such breach;

(c)   The breach of any covenant or undertaking, not otherwise provided for in this Section 4;

(d)   The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

(e)   The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

Upon the occurrence of any Default or Event of Default, the Holder, may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, immediately due and payable, in which event it shall immediately be and become due and payable, provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice.

5.   Security. This Convertible Debenture is secured by and entitled to the benefits of a certain Company Security and Pledge Agreement (the "Security Agreement") dated as of even date herewith, among the Company, Holder, and majority shareholders of the Company.

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6.   Miscellaneous. This Convertible Debenture shall be deemed to be a contract made under the laws of the State of California, and for all purposes shall be governed by and construed in accordance with the laws of said State. The parties hereto hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Convertible Debenture, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The Company and Holder hereby submit to the exclusive jurisdiction of the United States District Court for the State of California and of any state court in the State of California, County of Orange, for purposes of all legal proceedings arising out of or relating to this Convertible Debenture. The Holder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Convertible Debenture.

The Holder of this Convertible Debenture by acceptance of this Convertible Debenture agrees to be bound by the provisions of this Convertible Debenture which are expressly binding on such Holder.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of this 9th day of February, 2004.

TRINITY3 CORPORATION,
a Delaware corporation

_/s/ Steven D. Hargreaves_____________________
By: Steven D. Hargreaves
Its: President

_/s/ Shannon T. Squyres_______________________
By: Shannon T. Squyres
Its: Chief Executive Office

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ANNEX I

CONVERSION AND REPAYMENT LEDGER

Date	Principal Balance	Interest Converted or Paid	Principal Converted or Paid	New Principal Balance	Issuer Initials	Holder Initials

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EXHIBIT I

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Convertible Debenture)

The undersigned hereby irrevocably elects to convert $______________ of the above Convertible Debenture into shares of Common Stock of Trinity3 Corporation, a Delaware corporation (the "Company") according to the conditions set forth in such Convertible Debenture, as of the date written below.

If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date of Conversion: ____________________________________________

Applicable Conversion Price: _____________________________________

Signature: ____________________________________________________
[Print Name of Holder and Title of Signer]

Address: ____________________________________________________

  ____________________________________________________

SSN or EIN: _________________________________________________

Shares are to be registered in the following name:

Name: ________________________________________________
Address: ______________________________________________
Tel: __________________________________________________
Fax: __________________________________________________
SSN or EIN: ___________________________________________

Shares are to be sent or delivered to the following account:

Account Name: ________________________________________
Address: _____________________________________________
Tel: _________________________________________________
Fax: _________________________________________________
SSN or EIN: __________________________________________

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